SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K
                            CURRENT REPORT


                  Pursuant to Section 13 of 15(d) of
                  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 1999

                  CATERPILLAR FINANCIAL SERVICES CORP
          (Exact name of Registrant as specified in charter)

                               Delaware
                     (State or other jurisdiction
                           of incorporation)

0-13295                                                 37-1105865
(Commission File Number)                    (IRS Employer I.D. No.)

3322 WEST END AVE.                                 37203-0983
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (615)386-5800

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Item 5. Other Events
Further study of the registrant's operations in Europe indicated that the expected efficiencies and cost-savings arising from a centralized 'bank and branch' structure across Western Europe would not be realized. Therefore, on July 30th, 1999, one of the registrant's wholly owned subsidiaries in Ireland, Caterpillar International Bank plc, surrendered its banking license to the Central Bank of Ireland and changed its name to Caterpillar Financial Services (Ireland) plc. The registrant's Euro Commercial Paper and Euro Certificate of Deposit program, as well as the back-up revolving credit facility, will be amended to remove the bank as a participant."

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CATERPILLAR FINANCIAL SERVICES CORPORATION

                             By: /s/EDWARD J.SCOTT
                                   Edward J. Scott, Treasurer

DATE: July 30, 1999